SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 22, 1999
(Date of earliest event reported)

Banknorth Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-18173 (Commission File Number)	03-0321189 (IRS Employer Identification No.)

100 Bank Street, PO Box 5420, Burlington, Vermont (Address of principal executive offices)	05401-5420 (Zip Code)

(802) 658-9959
(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5.   Other Events

      Banknorth Group, Inc. ("Banknorth") announced that it has reached agreement with Peoples Heritage Financial Group, Inc. ("Peoples") to extend the deadline on completing their proposed merger from April 1, 2000 to May 31, 2000. A copy of the press release, dated December 23, 1999, is included as Exhibit 99 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	The following exhibits are included in this Report:
	Exhibit 2	First Amendment, dated as of December 22, 1999, to Agreement and Plan of Merger, dated as of June 1, 1999, between Banknorth and Peoples
	Exhibit 99	Press release, dated December 23, 1999

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANKNORTH GROUP, INC.
By: /s/ Thomas J. Pruitt
Name:	Thomas J. Pruitt
Title:	Executive Vice President and Chief Financial Officer

Date: December 23, 1999